Exhibit 10.1
AMENDMENT NO. 4 TO
OMNIBUS AGREEMENT
     This AMENDMENT NO. 4 TO OMNIBUS AGREEMENT (this “Amendment”), dated as of January 29, 2010 is by and among Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), Western Gas Holdings, LLC, a Delaware limited liability company (the “General Partner”), and Anadarko Petroleum Corporation, a Delaware corporation (“Anadarko” and, together with the Partnership and the General Partner, the “Parties” and each, a “Party”).
     WHEREAS, the Parties are party to that certain Omnibus Agreement that was entered into on, and effective as of, May 14, 2008 (as previously amended by Amendments No. 1, 2 and 3 thereto, the “Omnibus Agreement”);
     WHEREAS, pursuant to, and in connection with the transactions contemplated by, the Contribution Agreement dated as of January 29, 2010 (the “Contribution Agreement”) by and among the Parties and certain other parties thereto, certain affiliates of Anadarko will contribute certain assets to the Partnership and its subsidiaries;
     WHEREAS, as a condition precedent to consummating the transactions contemplated by the Contribution Agreement, the Parties must have entered into this Amendment;
     WHEREAS, the Parties have appropriately approved this Amendment; and
     WHEREAS, the Parties desire to amend the Omnibus Agreement in furtherance of the foregoing recitals.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Omnibus Agreement.
     2. Amendment to the Omnibus Agreement. Section 3.1(c) of the Omnibus Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:
     “(c) Subject to the provisions of this Section 3.1(c), the amount for which Anadarko shall be entitled to reimbursement from the Partnership Entities pursuant to Section 3.1(b) for general and administrative expenses shall not exceed $6.9 million for the year ended December 31, 2009, and $8.3 million for the year ended December 31, 2010 (the “G&A Expenses Limit”). If between February 1, 2010 and December 31, 2010 the Partnership Group completes any acquisition of assets or businesses or the business of the Partnership Group otherwise expands, then the G&A Expenses Limit shall be appropriately increased in order to account for adjustments in the nature and extent of the general and administrative services provided by the Anadarko Entities to the Partnership Entities, with any such increase in the G&A Expenses Limit (i) to remain in effect

(subject to adjustment, if any, as provided in the immediately preceding sentence or for any subsequent acquisition(s)) for the period from the completion of any such acquisition through December 31, 2010 and (ii) to be subject to the prior approval of the Special Committee. After December 31, 2010, the G&A Expenses Limit will no longer apply and the General Partner will determine the amount of general and administrative expenses that will be properly allocated to the Partnership Group in accordance with the terms of the Partnership Agreement. The G&A Expenses Limit shall not apply to reimbursement for publicly traded partnership expenses of the Partnership Group as provided in Section 3.3 or the reimbursement of allocable commitment fees as provided in Section 3.4.”
     3. Confirmation. Except as expressly amended by this Amendment, the Omnibus Agreement is not modified hereby, is hereby ratified and confirmed, and shall remain in full force and effect.
     4. Counterparts. This Amendment may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.
     5. Choice of Law; Submission to Jurisdiction. This Amendment shall be subject to and governed by the laws of the State of Texas. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered on the date first written above.

WESTERN GAS PARTNERS, LP

By:	WESTERN GAS HOLDINGS, LLC,
its general partner

By:	/s/ Donald R. Sinclair
	Name:	Donald R. Sinclair
	Title:	President and Chief Executive Officer

WESTERN GAS HOLDINGS, LLC

By:	/s/ Donald R. Sinclair
	Name:	Donald R. Sinclair
	Title:	President and Chief Executive Officer

ANADARKO PETROLEUM CORPORATION

By:	/s/ R.A. Walker
	Name:	R.A. Walker
	Title:	Chief Operating Officer

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